EXHIBIT 99.1


                       SCIENCE & TECHNOLOGY RESEARCH, INC.

                              FINANCIAL STATEMENTS

                  For the Nine Months Ended September 30, 2003
                      and the Year Ended December 31, 2002

                                             SCIENCE & TECHNOLOGY RESEARCH, INC.


                                                                        CONTENTS
--------------------------------------------------------------------------------


                                                                           Page
                                                                           ----


INDEPENDENT AUDITORS' REPORT                                                  1


FINANCIAL STATEMENTS

  Balance Sheet                                                               2
  Statements of Operations                                                    3
  Statements of Changes in Stockholder's Equity                               4
  Statements of Cash Flows                                                  5-6


NOTES TO FINANCIAL STATEMENTS                                              7-15

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



To the Stockholder of
Science & Technology Research, Inc.

We have audited the accompanying balance sheet of Science & Technology Research, Inc. as of September 30, 2003, and the related statements of operations, changes in stockholder's equity, and cash flows for the nine-month period ended September 30, 2003 and the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Science & Technology Research, Inc. as of September 30, 2003, and the results of its operations and cash flows for the nine month period ended September 30, 2003 and the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, effective October 1, 2003, Science & Technology Research, Inc. was acquired by Markland Technologies, Inc., a publicly traded company.

/s/ Marcum & Kliegman LLP

February 25, 2004
New York, New York

                                                               SCIENCE & TECHNOLOGY RESEARCH, INC.

                                                                                     BALANCE SHEET

                                                                                September 30, 2003
--------------------------------------------------------------------------------------------------
                                              ASSETS
                                              ------

CURRENT ASSETS
--------------
   Cash                                                             $    215,830
   Accounts receivable - long-term contracts                             438,795
   Inventoried costs relating to long-term contracts in
      process net of progress payments                                    96,530
   Other current assets                                                   32,502
                                                                    -------------

         Total Current Assets                                                        $    783,657

PROPERTY AND EQUIPMENT, Net                                                                53,467
----------------------                                                               -------------


         TOTAL ASSETS                                                                $    837,124
                                                                                     =============

                               LIABILITIES AND STOCKHOLDER'S EQUITY
                               ------------------------------------

CURRENT LIABILITIES
-------------------
   Accounts payable                                                 $    131,351
   Income taxes payable                                                  150,000
   Accrued expenses and other current liabilities                         87,581
                                                                    -------------

         TOTAL LIABILITIES                                                           $    368,932
                                                                                     -------------

COMMITMENTS AND CONTINGENCIES
-----------------------------

STOCKHOLDER'S EQUITY
--------------------
   Common stock, par value $.01; 100,000 shares authorized;
      12,000 shares issued and outstanding                                                    120
   Additional paid in capital                                                              79,880
   Retained earnings                                                                      388,192
                                                                                     -------------

         TOTAL STOCKHOLDER'S EQUITY                                                       468,192
                                                                                     -------------

         TOTAL LIABILITIES AND
            STOCKHOLDER'S EQUITY                                                     $    837,124
                                                                                     =============

            The accompanying notes are an integral part of these financial statements.

                                                                                                 2

                                             SCIENCE & TECHNOLOGY RESEARCH, INC.

                                                        STATEMENTS OF OPERATIONS

                                    For the Nine Months Ended September 30, 2003
                                                and Year Ended December 31, 2002
--------------------------------------------------------------------------------


                                                      2003              2002
                                                  ------------      ------------

NET SALES                                         $ 5,502,455       $ 2,206,849
---------

CONTRACT COSTS                                      4,771,784         1,856,113
--------------                                    ------------      ------------

         GROSS PROFIT                                 730,671           350,736
                                                  ------------      ------------

OPERATING EXPENSES
------------------
   Research and development expenses                  203,775            84,114
   General and administrative expenses                134,194           150,923
                                                  ------------      ------------

         TOTAL OPERATING EXPENSES                     337,969           235,037
                                                  ------------      ------------

         OPERATING INCOME                             392,702           115,699
                                                  ------------      ------------

OTHER INCOME (EXPENSE)
----------------------
   Interest income                                         17               104
   Interest expense                                    (5,986)          (22,487)
                                                  ------------      ------------

         TOTAL OTHER EXPENSE                           (5,969)          (22,383)
                                                  ------------      ------------

         INCOME BEFORE INCOME TAXES                   386,733            93,316

INCOME TAXES                                          169,095            33,487
------------                                      ------------      ------------

         NET INCOME                               $   217,638       $    59,829
                                                  ============      ============

   The accompanying notes are an integral part of these financial statements.

                                                           SCIENCE & TECHNOLOGY RESEARCH, INC.

                                                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
----------------------------------------------------------------------------------------------

                                      Common Stock         Additional
                                 ----------------------     Paid-In     Retained
                                  Shares       Amount       Capital     Earnings       Total
                                 ---------    ---------    ---------    ---------    ---------
BALANCE - January 1, 2002          12,000     $    120     $ 79,880     $110,725     $190,725

Net income                             --           --           --       59,829       59,829
                                 ---------    ---------    ---------    ---------    ---------

BALANCE - December 31, 2002        12,000          120       79,880      170,554      250,554

Net income                             --           --           --      217,638      217,638
                                 ---------    ---------    ---------    ---------    ---------

BALANCE - September 30, 2003       12,000     $    120     $ 79,880     $388,192     $468,192
                                 =========    =========    =========    =========    =========

          The accompanying notes are an integral part of these financial statements.

                                                                                             4

                                                             SCIENCE & TECHNOLOGY RESEARCH, INC.

                                                                        STATEMENTS OF CASH FLOWS

                                                    For the Nine Months Ended September 30, 2003
                                                                and Year Ended December 31, 2002
------------------------------------------------------------------------------------------------

                                                                      2003              2002
                                                                 -------------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
  Net income                                                     $    217,638      $     59,829
                                                                 -------------     -------------
      Adjustments to reconcile net income to net
       cash provided by (used in) operating activities:
         Depreciation and amortization                                 12,172            13,928
      Changes in operating assets and liabilities:
         Accounts receivable                                          (68,583)          166,471
         Inventoried costs, net                                           260           (26,320)
         Prepaid expenses and other current assets                    (25,136)           11,273
         Accounts payable                                              22,237           (96,597)
         Income tax payable                                           116,513            33,487
         Accrued expenses and other current liabilities                12,547            50,169
                                                                 -------------     -------------

            TOTAL ADJUSTMENTS                                          70,010           152,411
                                                                 -------------     -------------

            NET CASH PROVIDED BY (USED IN)
               OPERATING ACTIVITIES                                   287,648           212,240
                                                                 -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
   Purchases of property and equipment                                (26,800)               --
                                                                 -------------     -------------

            NET CASH USED IN
               INVESTING ACTIVITIES                              $    (26,800)     $         --
                                                                 -------------     -------------

           The accompanying notes are an integral part of these financial statements.

                                                                                               5

                                                  SCIENCE & TECHNOLOGY RESEARCH, INC.

                                                  STATEMENTS OF CASH FLOWS, Continued

                                         For the Nine Months Ended September 30, 2003
                                                     and Year Ended December 31, 2002
-------------------------------------------------------------------------------------

                                                          2003               2002
                                                      -------------     -------------
CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
   Repayment of note payable                               (32,083)              (23)
   Repayment of advances from affiliates                  (137,750)         (216,365)
                                                      -------------     -------------

         NET CASH USED IN
            FINANCING ACTIVITIES                          (169,833)         (216,388)
                                                      -------------     -------------

         NET INCREASE (DECREASE) IN CASH                    91,015            (4,148)

CASH - Beginning                                           124,815           128,963
                                                      -------------     -------------

CASH - Ending                                         $    215,830      $    124,815
                                                      =============     =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
-------------------------------------------------
   Cash paid during the periods for:
      Interest                                        $      5,986      $     22,456
      Income taxes                                    $     52,582      $         --

      The accompanying notes are an integral part of these financial statements.

                                                                                    6

                                             SCIENCE & TECHNOLOGY RESEARCH, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1 - Nature of Operations and Merger
         -------------------------------

       Science & Technology Research, Inc. (the "Company") was incorporated on November 14, 1988, under the laws of the State of Maryland. Effective October 1, 2003, Markland Technologies, Inc., a publicly-traded Florida corporation, ("Markland") completed the acquisition of the Company, through a merger of STI with newly formed STR Acquisition Corporation, a Maryland Corporation. Markland agreed to pay the stockholder of the Company $6,375,000 which consisted of $900,000 in cash, $5,100,000 worth of Markland common stock, and a promissory note of $375,000. As a result of this transaction, the Company became a wholly owned subsidiary of STI effective October 1, 2003.

       The Company provides a full range of electrical and mechanical engineering support as well as fabrication and assembly of electrical and mechanical systems. The Company is a producer of the United States Navy's Shipboard Automatic Chemical Agent Detection and Alarm System (ACADA). The Navy deploys the "man-portable" point detection system to detect all classic nerve and blister agents as well as other chemical warfare agent
       (CWA) vapors. The Company has three contracts with the United States Navy in the aggregate of approximately $15,368,000. One of these contracts commenced in the year 2000.

       The Company is subject to risks common to companies in the Homeland Defense Technology industry, including but not limited to, development by its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and loss of significant customers. Since the U.S. Navy represents substantially all of the Company's current revenue, the loss of this customer would have a material adverse effect on the Company's future operations.

NOTE 2 - Summary of significant Accounting Policies
         ------------------------------------------

       Use of Estimates in Preparation of Financial Statements
       -------------------------------------------------------
       The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates that are particularly susceptible to change are those assumptions used in determining the allowance for doubtful accounts receivable and capitalized contract costs and related gross margins.

       Cash
       ----
       The Company has cash balances in banks in excess of the maximum amount insured by the FDIC as of September 30, 2003.

                                             SCIENCE & TECHNOLOGY RESEARCH, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 2 - Summary of Significant Accounting Policies, continued
         ------------------------------------------

       Allowance for Doubtful Accounts
       -------------------------------
       The allowance for doubtful accounts reflects management's best estimate of probable losses inherent in the accounts receivable balance. Management determines the allowance based on known trouble accounts, historical experience and other currently available evidence. The Company's receivables are from government contracts. The Company has not experienced any losses in accounts receivable and has provided no allowance at September 30, 2003.

       Inventoried Costs
       -----------------
       Inventoried costs relating to long-term contracts are stated at the actual production costs, including factory overhead, allocable general and administrative costs, initial tooling and other related non-recurring costs, incurred to date reduced by amounts attributed to with revenue recognized on units delivered. Inventoried costs relating to long-term contracts are reduced by charging any amounts in excess of estimated realizable value to cost of sales.

       Property and Equipment
       ----------------------
       Property and equipment are valued at cost and are being depreciated using the straight-line method for financial reporting. Upon sale or retirement, the asset cost and its related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is recognized in income. Routine maintenance and repairs are charged to expense as incurred. Expenditures, which materially increase the value or extend useful lives, are capitalized.

       Revenue Recognition/Concentration of Credit Risk
       ------------------------------------------------
       The Company's accounts receivable and revenue for the periods covered by these financial statements are substantially all from three fixed-price contracts with the United States Navy. One contract for approximately $4.6 million was completed during December 2002. Another contract for approximately $8.4 million had approximately $2.9 million remaining to be billed (backlog) as of September 30, 2003. The third contract has no revenue to date and had approximately $2.3 million remaining to be billed (backlog) as of September 30, 2003. Under these three contacts, the Company recognizes revenue under the units-of-delivery method. At the time the units are shipped to the warehouse of the United States Navy, the Company recognizes as revenue the contract price of each unit and recognizes the applicable cost of each unit shipped.

                                             SCIENCE & TECHNOLOGY RESEARCH, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 2 - Summary of Significant Accounting Policies, continued
         ------------------------------------------

       Fair Value of Financial Instruments
       -----------------------------------
       The financial statements include various estimated fair value information at September 30, 2003, as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that statement and does not purport to represent the aggregate net fair value to the Company. The carrying amounts of current assets and current liabilities approximate their fair market values.

       Advertising Costs
       -----------------
       Advertising costs are expensed as incurred. For the nine months ended September 30, 2003 and the year ended December 31, 2002 advertising and promotion expenses were approximately $700 and $1,100, respectively.

       Shipping Costs
       --------------
       Delivery and shipping costs are included in contract costs in the accompanying statements of operations.

       Research and Development
       ------------------------
       Research and development costs are charged to expense as incurred. The Company capitalizes costs related to acquired technologies that have achieved technological feasibility and have alternative uses. Acquired technologies, which are in process at the date of acquisition or have no alternative uses are expensed as research and development costs.

       Income Taxes
       ------------
       Income taxes are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS No. 109 employs an asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to the difference between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under SFAS No. 109, the effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. As of September 30, 2003, there were no significant temporary differences and accordingly, there were no deferred tax assets or deferred tax liabilities.

                                             SCIENCE & TECHNOLOGY RESEARCH, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 2 - Summary of Significant Accounting Policies, continued
         ------------------------------------------

       Income Taxes, continued
       -----------------------
       The components of income tax expense are as follows:

                                 For the nine months      For the year
                                        ended                ended
                                  September 30, 2003    December 31, 2002
                                  ------------------    -----------------

                     Federal           $122,687             $ 25,459
                     State               46,408                8,028
                                       ---------            ---------
                                       $169,095             $ 33,487
                                       =========            =========

       New Pronouncements
       ------------------
       In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and certain provisions of APB Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 requires that long-lived assets to be disposed of by sale, including discontinued operations, be measured at the lower of carrying amount or fair value, less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 also broadens the reporting requirements of discontinued operations to include all components of an entity that have operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. The provisions of SFAS No. 144 are effective for fiscal years beginning after December 15, 2001. Adoption of SFAS No. 144 did not have a material effect on the Company's financial position or results of operations.

       In April 2002, the FASB issued SFAS No. 145, "Rescission of SFAS Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS No. 145 requires that gains and losses from extinguishment of debt be classified as extraordinary items only if they meet the criteria in Accounting Principles Board Opinion No. 30 ("Opinion No. 30"). Applying the provisions of Opinion No. 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual and infrequent that meet the criteria for classification as an extraordinary item. Adoption of SFAS No. 145 did not have a material effect on the Company's financial position or results of operations.

                                             SCIENCE & TECHNOLOGY RESEARCH, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 2 - Summary of Significant Accounting Policies, continued
         ------------------------------------------

       New Pronouncements, continued
       -----------------------------
       In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)". SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. Adoption of SFAS No. 146 did not have a material effect on the Company's financial position or results of operations.

       On December 31, 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition to SFAS No. 123's fair value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and APB Opinion No. 28, `Interim Financial Reporting", to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While the statement does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS No. 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value method of SFAS No. 123, or the intrinsic value method of APB Opinion 25. The Company will continue to account for stock-based compensation according to APB 25, while its adoption of SFAS No. 148 requires the Company to provide prominent disclosures about the effect of SFAS No. 123 on reported income and will require the Company to disclose these effects in the interim financial statements as well. No stock-based employee compensation cost is reflected in operations, as there are no options or other common stock equivalents outstanding.

       In November 2002, the FASB issued Interpretation No. 45, ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN 45 are effective for guarantees issued or modified after December 31, 2002 and adoption of the disclosure requirements are effective for the Company as of December 31, 2002. The adoption of FIN 45 did not have a significant impact on the Company's financial position or results of operations.

                                             SCIENCE & TECHNOLOGY RESEARCH, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 2 - Summary of Significant Accounting Policies, continued
         ------------------------------------------

       New Pronouncements, continued
       -----------------------------
       In January 2003, as amended in December 2003, the FASB issued FASB Interpretation No. 46 (" FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period ending after December 15, 2004. The Company is currently evaluating the effect that the adoption of FIN 46 will have on its results of operations and financial condition.

       Impairment of Long-Lived Assets
       -------------------------------
       Pursuant to SFAS No. 144, the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets, including intangible assets, may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators or impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. The Company's policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable.

                                             SCIENCE & TECHNOLOGY RESEARCH, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 3 - Accounts Receivable
         -------------------

       The accounts receivable at September 30, 2003 consists of the following:

       United States Government:

         Amount billed                               $  78,795
         Accrued profit on units delivered             360,000
                                                     ----------

         Total                                       $ 438,795
                                                     ==========

       Accrued profit represents revenue recognized on units delivered to the U.S. Navy for which the Company was reimbursed only its recoverable costs. The amount representing the accrued profit is payable at the end of the applicable contract. It is anticipated that such accrued accounts receivable from the U.S. Navy at September 30, 2003 will be paid within the near term.

NOTE 4 - Inventoried Costs
         -----------------

       Inventoried cost relating to long-term contracts include the as following:

         Inventoried costs relating to U.S. Government
            contracts, net of amounts attributed to revenues
            recognized to date                                       $3,881,510

         Progress billings                                            3,784,980
                                                                     -----------

         Net                                                         $   96,530
                                                                     ===========


       The Company receives progress payments on a monthly basis equal to 95% of the allowable costs incurred for each month. Under the contracts, the United States Navy has ownership of the inventory when the progress payments are remitted to the Company.

       The aggregate amounts of general and administrative costs incurred during the nine months ended September 30, 2003 and the year ended December 31, 2002 were $356,003 and $486,723, respectively. As stated in Note 2, the Company allocates general and administrative costs to certain types of Government contracts. The amounts of general and administrative costs remaining in inventoried costs at September 30, 2003 are estimated at $233,000. Such estimates assume that the costs have been removed from inventories on a basis proportional to the amounts of each cost element expected to be charged to cost of sales.

                                             SCIENCE & TECHNOLOGY RESEARCH, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 5 - Property and Equipment
         ----------------------

       Property and equipment at September 30, 2003 consists of the following:

                                                                Estimated
                                                 Amount        useful lives
                                                 ----------   -------------
       Office equipment and computers            $  79,724     5 - 7 years
       Furniture and fixtures                       23,631     5 - 7 years
       Laboratory equipment                         20,628         5 years
                                                 ----------
                                                   123,983
       Less: Accumulated depreciation              (70,516)
                                                 ----------

       Property and Equipment, Net               $  53,467
                                                 ==========

       Depreciation expense for the nine months ended September 30, 2003 and the year ended December 31, 2002 was $12,172 and $13,928, respectively.

NOTE 6 - Loan Payable - Bank
         -------------------

       The Company entered into a loan agreement with a bank during September 2000. The agreement provides for a loan that the Company used to finance the acquisition of equipment and furniture. The loan required monthly principal payments of $917 and the remaining outstanding balance was due at August 28, 2005. The loan carried an interest rate of Prime plus 2%. The loan was collateralized by the equipment and furniture. During August 2003 the loan was paid in full. As of September 30, 2003 and December 31, 2002 the outstanding loan payable on this loan was $0 and $32,083, respectively.


NOTE 7 - Loan Payable - Officer
         ----------------------

       An officer and sole stockholder has made advances to the Company through the normal course of business. The loan was non-interest bearing and had no defined repayment terms. As of September 30, 2003 and December 31, 2002 the outstanding loan payable on this loan was $0 and $137,750, respectively.

                                             SCIENCE & TECHNOLOGY RESEARCH, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 8 - Commitments
         -----------

         Facility Rental
         ---------------
         The Company leases its primary location in Fredericksburg, Virginia, on a month-to-month basis without a formal agreement. Rent expense relating to this location for the nine months ended September 30, 2003 and the year ended December 31, 2002 was $68,191 and $90,283, respectively.

         Employee Benefit Plan
         ---------------------
         The Company has a 408(k) plan covering all eligible employees of the Company. Contributions to the plan are at the discretion of the Company, up to 3% and not less than 1% of the employees' contribution. For the nine months ended September 30, 2003 and the year ended December 31, 2002, the Company contributed $12,897 and $9,864 to the plan, respectively.